SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Jan. 22, 2007

Date of Report

Jan. 18, 2007

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Bill Main and Associates Agreement

On January 18, 2007, the Company, through its wholly owned subsidiary, AIMS MS1 Corporation, a California corporation, entered into a merger agreement with Barbara Overhoff, Inc., a California corporation, dba Bill Main and Associates, (“MAIN”), and Tucker W. Main and Barbara O. Geshekter, (“MAIN Shareholders”).

Cletha: Do we want to put a brief description about Bill Main? If so, here is description –

Bill Main and Associates, a 10-year old firm and located in Chico, CA, is a leading strategist, planning, speaking, workshop and consulting firm, serving the retail, restaurant, food services and hospitality industry.

The agreement provides for the acquisition of MAIN by AIMS MS1 upon the completion of certain terms and conditions.  The parties agreed to effect a merger of AIMS MS1 with and into MAIN whereby MAIN would be the surviving corporation and a wholly owned subsidiary of AIMS.  Upon completion of the merger, AIMS will issue 750,000 to the shareholders of MAIN and, an additional 75,000 shares to designated key MAIN employees, shall pay $175,000 in cash.  Further, the agreement requires AIMS to issue contingent interests in AIMS whereby the Company would issue up to 135,000 shares of AIMS restricted common stock to the MAIN Shareholders each year for a period of three years upon the achievement of certain financial performance goals.

Closing of the agreement is conditioned upon AIMS receiving appropriate funding for the cash component which is anticipated to occur by the end of the first quarter 2007.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Bill Main and Associates Acquisition Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  January 22, 2007

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer